Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
bholt@informationsg.com

Investor Contact:
David Berger
203-517-3104
dberger@informationsg.com

INFORMATION SERVICES GROUP ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2010 FINANCIAL RESULTS

Fourth Quarter Revenues of $31.6 Million; Adjusted EBITDA of $3.3 Million and Adjusted EPS of $0.04 both excluding deal costs

Proceeding with Integration of Compass and STA Consulting

Previous Investments in New Industry Verticals, Services and Geographies are beginning to Fuel Higher Demand for Advisory and Analytical Services

STAMFORD, Conn., March 10, 2011 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company today announced financial results for the fourth quarter and year ended December 31, 2010.

Fourth Quarter 2010 Results

ISG reported total revenues of $31.6 million during the fourth quarter of 2010, a decrease of $2.9 million (or 8%) from $34.5 million in the fourth quarter of 2009.  Fee revenues (revenues before client reimbursable expenses) totaled $29.4 million in the fourth quarter of 2010, a decrease of 8% year-over-year (down 7% before the impact of currency translation).  Strong revenue growth in Asia Pacific (49% before the impact of currency translation) was offset by a decline in revenues in the Americas (down 19%) and EMEA (down 3% before the impact of currency translation) versus the prior year.  As anticipated, fourth quarter revenues were negatively affected by the early success we had on advising one of our auto clients, resulting in an engagement that was completed ahead of schedule in the first half of 2010, which led to fewer billable hours booked in the second half of the year.

ISG reported an operating loss of $2.5 million for the fourth quarter of 2010, including the $2.3 million in acquisition-related costs.   This compares to the $1.6 million operating income reported in the fourth quarter of 2009, with the lower income being driven by lower revenue plus deal-related costs for the quarter.

Fourth quarter 2010 adjusted earnings before interest, taxes, depreciation, foreign currency translation gains/losses, amortization and non-cash stock compensation and impairment charges (adjusted EBITDA, a non-GAAP measure) totaled $1.0 million compared with $5.0 million in the fourth quarter 2009.  Notably, this figure includes $2.3 million in acquisition-related costs associated with the two acquisitions that we closed in the first quarter of 2011, and consistent with our expectations given the complexity of the Compass transaction, which incurred the bulk of the $2.3 million in non-recurring costs.  Excluding the $2.3 million in acquisition-related costs, adjusted EBITDA for the fourth quarter of 2010 was $3.3 million.

Reported fully diluted loss per share (EPS) for the fourth quarter 2010 totaled $0.06 versus $0.00 per fully diluted share for the same period in 2009.  Diluted adjusted fourth quarter EPS, excluding acquisition-related costs, was $0.04 compared with the $0.06 for the fourth quarter of 2009. Diluted adjusted EPS including deal costs for the fourth quarter of 2010 was a loss of $0.00.

Commenting on ISG’s fourth quarter results and the recent developments during the first quarter of 2011, Chairman and Chief Executive Officer Michael Connors said, “We stabilized the business after a tough 2009, witnessing a slow and steady recovery in 2010, masked somewhat in the second half by the early success and hence shorter duration engagement for one of our major clients during the year.”

“We enter 2011 a stronger company than 2010, having made further progress in shaping ISG into a leading technology insights, market intelligence and advisory services company, most recently through the acquisitions of Compass and STA Consulting.  These acquisitions provide us with proprietary data and new capabilities, have strong brands and were well known by our team.  The combination of our three brands (TPI, Compass and STA Consulting) will increase our vertical and horizontal expansion and share of wallet within our blue chip client base.  Evidence of the strength of our market position includes share gains, an expanded client base, new recurring revenue streams, industry vertical expansion and emerging market expansion and success.  We are positioning ourselves for growth as economic conditions improve. We look forward to an improved economic environment in the second half of 2011.”

Full Year 2010 Results

ISG reported revenues of $132.0 million during 2010, a decrease of $0.7 million (or 1%) from $132.7 million in 2009.  Fee revenues declined year-over-year by 1% to $122.4 million excluding the impact of foreign exchange.  The 35% constant currency revenue growth in Asia Pacific offset the revenue decline in the Americas down 1% and EMEA down 10% compared to the same prior year period.  Revenues related to new sourcing transactions decreased as current and prospective clients continued to defer the implementation of new sourcing strategies in the face of the continuing economic downturn.  This decrease was partially offset by higher demand for post contract management and governance services.

ISG reported an operating loss of $51.7 million for the year ended December 31, 2010 compared to operating income of $0.8 million for the same period in 2009.  Excluding the non-cash impairment charge of $52.5 million booked in the third quarter 2010 and $2.4 million in acquisition-related costs in 2010 and $6.8 million impairment charge booked in the third quarter of 2009, operating income for 2010 of $3.1 million was $4.5 million below the same period in 2009.

Lower operating income (before the impact of the impairment of goodwill and intangible assets and acquisition related deal costs) and adjusted EBITDA in 2010 resulted primarily from lower revenue, greater use of contract labor and investments in client and employee related events.

Adjusted EBITDA for 2010 was $13.7 million.  Excluding $2.4 million in acquisition-related deal costs, 2010 full year adjusted EBITDA was $16.1 million.  This was down $3.9 million from adjusted EBITDA of $20.0 million in 2009.

ISG’s reported 2010 diluted EPS totaled a loss of $1.66 compared to a loss of $0.09.  Diluted adjusted EPS aggregated $0.14 ($0.18 excluding deal costs) compared to $0.26 for 2009

Other Financial and Operating Highlights

ISG cash, restricted cash and cash equivalents aggregated $46.1 million at December 31, 2010, a net increase of $5.2 million from September 30, 2010 and $3.3 million from year end 2009.  The increase in cash balances from year-end 2009 was principally attributable to an increase in net cash flows generated from operating activities partially offset by term loan principal payments.

Total outstanding debt at December 31, 2010 was $69.8 million compared with $69.8 million at September 30, 2010 and $71.8 million at December 31, 2009.  ISG made principal repayments of $2.0 million during 2010.

Conference Call

ISG has scheduled a conference call at 11:00 a.m. Eastern Time, Friday, March 11, 2011, to discuss the Company’s financial results.  The call can be accessed by dialing 1 (800) 479-9001 or for international callers 001 (719) 457-1529.  The access code is 9220795.

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About Information Services Group, Inc.

Information Services Group (ISG), founded in 2006, is a leading technology insights, market intelligence and advisory services company. ISG has three go-to-market brands: TPI, the leading independent data and sourcing advisory firm in the world; Compass, the premier independent global provider of business and information technology benchmarking, performance improvement, data and analytics services; and STA Consulting, a premier independent information technology advisor serving the public sector. The company has nearly 700 employees and operates in 21 countries. Based in Stamford, Conn., ISG has a proven leadership team with global experience in information-based services and a track record of creating significant value for shareowners, clients and employees.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of ISG’s revenues and may maintain sizable accounts receivables with ISG; and (14) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and twelve months ended December 31, 2010 and December 31, 2009.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, foreign currency transaction gains/losses, amortization of intangible assets resulting from acquisitions and non-cash stock compensation and impairment charges for goodwill and intangible assets) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates as of November 30, 2009), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  Certain prior period amounts have been reclassified to conform to the current period presentation and definitions of non-GAAP measurements. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009

Revenues	$31,607	$34,465	$132,013	$132,744
Operating expenses
Direct costs and expenses for advisors	16,626	18,227	71,528	67,674
Selling, general and administrative	14,695	12,247	49,889	47,894
Depreciation and amortization	2,805	2,402	9,846	9,562
Impairment of intangible assets	—	—	52,491	6,800
Operating (loss) income	(2,519)	1,589	(51,741)	814
Interest income	34	8	159	262
Interest expense	(839)	(910)	(3,241)	(4,550)
Foreign currency transaction (loss) gain	(80)	11	(268)	(140)

(Loss) income before taxes	(3,404)	698	(55,091)	(3,614)
Income tax benefit (provision)	1,340	(576)	1,926	778
Net (loss) income	$(2,064)	$122	$(53,165)	$(2,836)

Weighted average shares outstanding:
Basic	32,255	31,595	32,050	31,491
Diluted	32,255	31,992	32,050	31,491

(Loss) earnings per share:
Basic	$(0.06)	$0.00	$(1.66)	$(0.09)
Diluted	$(0.06)	$0.00	$(1.66)	$(0.09)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009

Net (loss) income	$(2,064)	$122	$(53,165)	$(2,836)
Plus:
Interest expense (net of interest income)	805	902	3,082	4,288
Income taxes	(1,340)	576	(1,926)	(778)
Depreciation and amortization	2,805	2,402	9,846	9,562
Impairment of intangible assets	—	—	52,491	6,800
Foreign currency transaction	80	(11)	268	140
Non-cash stock compensation	727	958	3,087	2,831
Adjusted EBITDA (1)	$1,013	$4,949	$13,683	$20,007

Net (loss) income	$(2,064)	$122	$(53,165)	$(2,836)
Plus:
Non-cash stock compensation	727	958	3,087	2,831
Intangible amortization	2,492	2,035	8,426	8,143
Impairment of intangible assets	—	—	52,491	6,800
Foreign currency transaction	80	(11)	268	140
Tax effect (2)	(1,254)	(1,133)	(6,719)	(6,807)
Adjusted net (loss) income	$(19)	$1,971	$4,388	$8,271

Weighted average shares outstanding:
Basic	32,255	31,595	32,050	31,491
Diluted	32,255	31,992	32,050	31,491

Adjusted (loss) earnings per share:
Basic	$(0.00)	$0.06	$0.14	$0.26
Diluted (3)	$(0.00)	$0.06	$0.14	$0.26

(1)          Adjusted EBITDA excluding $2.3 million of deal costs for the fourth quarter 2010 totaled $3.3 million.

Adjusted EBITDA excluding $2.4 million of deal costs for the full year 2010 totaled $16.1 million.

(2)          Marginal tax rate of 38.0% applied. The tax effect for the year ended December 31, 2010 excludes non-deductible items.

(3)          Adjusted earnings per share excluding $2.3 million of deal costs for the fourth quarter 2010 totaled $0.04.

Adjusted earnings per share excluding $2.4 million of deal costs for the full year 2010 totaled $0.18.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Q1 2010	Q2 2010	Q3 2010	Q4 2010	FY 2010

Revenues	$34,844	$33,372	$32,190	$31,607	$132,013
Operating expenses
Direct costs and expenses for advisors	18,481	17,779	18,642	16,626	71,528
Selling, general and administrative	12,338	12,224	10,632	14,695	49,889
Depreciation and amortization	2,359	2,342	2,340	2,805	9,846
Impairment of intangible assets	—	—	52,491	—	52,491
Operating income (loss)	1,666	1,027	(51,915)	(2,519)	(51,741)
Interest income	35	51	39	34	159
Interest expense	(794)	(794)	(814)	(839)	(3,241)
Foreign currency transaction (loss) gain	(105)	33	(116)	(80)	(268)

Income (loss) before taxes	802	317	(52,806)	(3,404)	(55,091)
Income tax (provision) benefit	(342)	(131)	1,059	1,340	1,926
Net income (loss)	$460	$186	$(51,747)	$(2,064)	$(53,165)

Weighted average shares outstanding:
Basic	31,922	31,981	32,044	32,255	32,050
Diluted	32,134	32,219	32,044	32,255	32,050

Earnings (loss) per share:
Basic	$0.01	$0.01	$(1.61)	$(0.06)	$(1.66)
Diluted	$0.01	$0.01	$(1.61)	$(0.06)	$(1.66)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Q1 2010	Q2 2010	Q3 2010	Q4 2010	FY 2010

Net income (loss)	$460	$186	$(51,747)	$(2,064)	$(53,165)
Plus:
Interest expense (net of interest income)	759	743	775	805	3,082
Income taxes	342	131	(1,059)	(1,340)	(1,926)
Depreciation and amortization	2,359	2,342	2,340	2,805	9,846
Impairment of intangible assets	—	—	52,491	—	52,491
Foreign currency transaction	105	(33)	116	80	268
Non-cash stock compensation	848	829	683	727	3,087
Adjusted EBITDA (1)	$4,873	$4,198	$3,599	$1,013	$13,683

Net income (loss)	$460	$186	$(51,747)	$(2,064)	(53,165)
Plus:
Non-cash stock compensation	848	829	683	727	3,087
Intangible amortization	1,978	1,978	1,978	2,492	8,426
Impairment of intangible assets	—	—	52,491	—	52,491
Foreign currency transaction	105	(33)	116	80	268
Tax effect (2)	(1,114)	(1,054)	(3,297)	(1,254)	(6,719)
Adjusted net income (loss)	$2,277	$1,906	$224	$(19)	$4,388

Weighted average shares outstanding:
Basic	31,922	31,981	32,044	32,255	32,050
Diluted	32,134	32,219	32,044	32,255	32,050

Adjusted earnings (loss) per share:
Basic	$0.07	$0.06	$0.01	$(0.00)	$0.14
Diluted (3)	$0.07	$0.06	$0.01	$(0.00)	$0.14

(1)          Adjusted EBITDA excluding $2.3 million of deal costs for the fourth quarter 2010 totaled $3.3 million.

Adjusted EBITDA excluding $2.4 million of deal costs for the full year 2010 totaled $16.1 million.

(2)          Marginal tax rate of 38.0% applied. The tax effect for the year ended December 31, 2010 excludes non-deductible items.

(3)          Adjusted earnings per share excluding $2.3 million of deal costs for the fourth quarter 2010 totaled $0.04.

Adjusted earnings per share excluding $2.4 million of deal costs for the full year 2010 totaled $0.18.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	FY 2009

Revenues	$34,299	$31,518	$32,462	$34,465	$132,744
Operating expenses
Direct costs and expenses for advisors	14,865	17,614	16,968	18,227	67,674
Selling, general and administrative	15,009	10,106	10,532	12,247	47,894
Depreciation and amortization	2,372	2,422	2,366	2,402	9,562
Impairment of intangible assets	—	—	6,800	—	6,800
Operating income (loss)	2,053	1,376	(4,204)	1,589	814
Interest income	163	52	39	8	262
Interest expense	(1,303)	(1,226)	(1,111)	(910)	(4,550)
Foreign currency transaction (loss) gain	(12)	(32)	(107)	11	(140)

Income (loss) before taxes	901	170	(5,383)	698	(3,614)
Income tax (provision) benefit	(360)	(72)	1,786	(576)	778
Net income (loss)	$541	$98	$(3,597)	$122	$(2,836)

Weighted average shares outstanding:
Basic	31,418	31,471	31,478	31,595	31,491
Diluted	31,465	31,559	31,478	31,992	31,491

Income (loss) per share:
Basic	$0.02	$0.00	$(0.11)	$0.00	$(0.09)
Diluted	$0.02	$0.00	$(0.11)	$0.00	$(0.09)

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	FY 2009

Net income (loss)	$541	$98	$(3,597)	$122	$(2,836)
Plus:
Interest expense (net of interest income)	1,140	1,174	1,072	902	4,288
Income taxes	360	72	(1,786)	576	(778)
Depreciation and amortization	2,372	2,422	2,366	2,402	9,562
Impairment of intangible assets	—	—	6,800	—	6,800
Foreign currency transaction	12	32	107	(11)	140
Non-cash stock compensation	693	617	563	958	2,831
Adjusted EBITDA	$5,118	$4,415	$5,525	$4,949	$20,007

Net income (loss)	$541	$98	$(3,597)	$122	$(2,836)
Plus:
Non-cash stock compensation	693	617	563	958	2,831
Intangible amortization	2,036	2,036	2,036	2,035	8,143
Impairment of intangible assets	—	—	6,800	—	6,800
Foreign currency transaction	12	32	107	(11)	140
Tax effect (1)	(1,042)	(1,020)	(3,612)	(1,133)	(6,807)
Adjusted net income	$2,240	$1,763	$2,297	$1,971	$8,271

Weighted average shares outstanding:
Basic	31,418	31,471	31,478	31,595	31,491
Diluted	31,465	31,559	31,478	31,992	31,491

Adjusted earnings per share:
Basic	$0.07	$0.06	$0.07	$0.06	$0.26
Diluted	$0.07	$0.06	$0.07	$0.06	$0.26

(1) Marginal tax rate of 38.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	December 31, 2010	Three Months Ended	Constant currency	December 31, 2009
	December 31, 2010	impact (1)	Adjusted	December 31, 2009	impact (1)	Adjusted
Revenue	$31,607	$224	$31,831	$34,465	$(234)	$34,231
Operating loss	$(2,519)	$162	$(2,357)	$1,589	$(228)	$1,361
Adjusted EBITDA	$1,013	$162	$1,175	$4,949	$(228)	$4,721

			Year Ended			Year Ended
	Year Ended	Constant currency	December 31, 2010	Year Ended	Constant currency	December 31, 2009
	December 31, 2010	impact (1)	Adjusted	December 31, 2009	impact (1)	Adjusted
Revenue	$132,013	$2,664	$134,677	$132,744	$3,497	$136,241
Operating (loss) income	$(51,741)	$562	$(51,179)	$814	$944	$1,758
Adjusted EBITDA	$13,683	$562	$14,245	$20,007	$944	$20,951

(1) Using foreign currency rates as of November 30, 2009.